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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report in this Form 10-K into The Immune Response Corporation's previously filed Registration Statements on Form S-3 and Form S-3 Amendment No. 1 pertaining to the registration of common shares of The Immune Response Corporation and Form S-8 pertaining to the 1989 Stock Plan, the Amended and Restated 1990 Directors' Stock Plan and the Special Nonstatutory Stock Option Agreement of The Immune Response Corporation.


                                               Arthur Andersen LLP

San Diego, California
March 26, 2001